    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 13, 2003
                                                      Registration No. 333-71695
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                         FORM S-3 REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------


                                  BIOGEN, INC.
             (Exact name of registrant as specified in its charter)

         MASSACHUSETTS                                         04-3002117
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                           Identification Number)


                              14 CAMBRIDGE CENTER
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 679-2000
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)



                             THOMAS J. BUCKNUM, ESQ.
                   EXECUTIVE VICE PRESIDENT & GENERAL COUNSEL
                                  BIOGEN, INC.
                               14 CAMBRIDGE CENTER
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 679-2000
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                 ---------------


         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================
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                       DEREGISTRATION OF UNSOLD SECURITIES

         This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-71695) (the "Registration Statement") of the Registrant pertaining to 417,500 shares of the Registrant's common stock, par value $0.01 per share ("Common Stock"), which was filed with the Securities and Exchange Commission on February 3, 1999. On June 20, 2003, the Registrant, IDEC Pharmaceuticals Corporation ("IDEC") and Bridges Merger Corporation ("Merger Sub"), a wholly-owned subsidiary of IDEC, entered into an Agreement and Plan of Merger pursuant to which Merger Sub merged with and into the Registrant, with the Registrant surviving as a wholly-owned subsidiary of IDEC (the "Merger"). The Merger became effective on November 12, 2003 by Articles of Merger filed with the Secretary of State of the Commonwealth of Massachusetts.

         As a result of the Merger, the offering pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration the securities of the Registrant registered but unsold under the Registration Statement.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on November 13, 2003.

                                            Biogen, Inc.



                                            By:      /s/  Peter N. Kellogg
                                                     -------------------------
                                            Name:   Peter N. Kellogg
                                            Title:  Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons, in the capacities indicated, as of November 13, 2003.

             Signature                                                  Title
             ---------                                                  -----

         /s/  James C. Mullen                  President and Director (Principal Executive Officer)
-------------------------------------
        James C. Mullen

        /s/  Peter N. Kellogg                  Chief Financial Officer and Director (Principal Financial and
-------------------------------------          Accounting Officer)
       Peter N. Kellogg


-------------------------------------          Director
       William H. Rastetter, Ph.D.



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